CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement on Form N-2 (333-212804) of MacKenzie Realty Capital, Inc., of our report dated September 22, 2016, relating to the financial statements of MacKenzie Realty Capital, Inc., as of June 30, 2016 and 2015, and for each of the three years in the period ended June 30, 2016, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

San Francisco, California
October 5, 2016